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                                                                    EXHIBIT 99.1

                 VALUE CITY DEPARTMENT STORES AMENDS 8-K FILING

Columbus, Ohio --/ April 29/PR Newswire/-- Value City Department Stores, Inc. (NYSE:VCD) announced today that, due to an administrative error, fourth quarter 2002 diluted earnings per share were overstated in a press release dated April 7, 2003 when the Company reported diluted earnings per share of $0.16 on its Consolidated Statements of Operations for the thirteen week period ended February 1, 2003. Actual diluted earnings per share for fourth quarter 2002 are $0.12.

Value City Department Stores, Inc. is a leading off-price retailer currently operating 116 full-line department stores in the Midwest, mid-Atlantic and southeastern U.S., 20 Filene's Basement Stores in the Northeast and -129 better-branded DSW Shoe Warehouse Stores in major metropolitan areas throughout the country.

SOURCE:  Value City Department Stores, Inc.
Contact: Jim McGrady, Chief Financial Officer - (614) 478-2300